FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

[X]  AMENDMENT NO. 1 TO FORM 8-K

For the transition period from ____________________to _____________________

                          COMMISSION FILE NO. 1-14168

                           BELL TECHNOLOGY GROUP LTD.
             (Exact name of registrant as specified in its Charter)

                                    DELAWARE
                            (State of Incorporation)

                                   13-3781263
                    (I.R.S. Employer Identification Number)

              295 Lafayette Street, 3rd Floor, New York, New York
                       (Address of Principal Executive Offices)


                                     10012
                                   (Zip Code)

                                 (212) 334-8600
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year if changed since last report)

Indicate by a check mark whether the registrant: (1) has filed all annual, quarterly and other reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days.

                             YES     X        No
                                 -------        ---------

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On May 1, 1997, Registrant entered into the Loan and Security Agreement with FINOVA Capital Corporation (the "Agreement"). Under the terms of the Agreement, FINOVA has made a loan to Registrant in the amount of $873,609.79 at an interest rate of 12.19% per annum. The Registrant has granted FINOVA a security interest in certain assets. Registrant's subsidiaries, NAFT International Ltd., NAFT Computer Services Corp., PFM Communications, Inc. and Bluestreak Digital, Inc., have guaranteed payment to FINOVA.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BELL TECHNOLOGY GROUP LTD.



                                      By  /s/
                                          -----------------------------------
                                         Robert B. Bell, Executive
                                           Vice President and Chief
                                             Financial Officer

Dated: July 18, 1997